UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

PIPEX PHARMACEUTICALS, INC.
(Name of Registrant As Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4.	Proposed maximum aggregate value of transaction

5.	Total fee paid

☐ Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

PIPEX PHARMACEUTICALS, INC.
3985 Research Park Drive
Ann Arbor, MI 48108

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF PIPEX PHARMACEUTICALS, INC.:

The purpose of this letter is to inform you that our stockholders have given our board the authority to amend our articles of incorporation to effect a reverse stock split of each share of common stock of Pipex Pharmaceuticals, Inc. (the “Company”) at a ratio of one share for every three shares of shares of common stock outstanding.

The holders of shares representing 50.3% of our voting power have executed a written consent giving our board the authority to amend our articles of incorporation to effect the reverse stock split. The reverse stock split is described in greater detail in the information statement accompanying this notice. The consents that we have received constitute the only stockholder approval required to effect the reverse stock split under the Delaware Corporation Law and our articles of incorporation and bylaws. We would not effect the reverse stock split before April 25, 2007, and our board may elect to effect the reverse stock split or may elect not to take action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

March 26, 2007	By Order of the Board of Directors

/s/ Steve H. Kanzer
Steve H. Kanzer
Chief Executive Officer and Chairman

PIPEX PHARMACEUTICALS, INC.
3985 Research Park Drive
Ann Arbor, MI 48108

INFORMATION STATEMENT

March 26, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about April 5, 2007, to the stockholders of record of Pipex Pharmaceuticals, Inc. at the close of business on March 6, 2007. This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Section 228 of the Delaware Corporation Law.

This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our common stock, par value $0.001 per share, have adopted, by written consent, resolutions authorizing us to effect a reverse stock split of each share of common stock of Pipex Pharmaceuticals, Inc. at a ratio of one share for every three shares of common stock outstanding.

As of the close of business on the record date, we had 100,000,000 shares of common stock authorized, of which 50,979,171 shares were outstanding, and 10,000,000 shares of preferred stock authorized, of which there were no shares outstanding. Each outstanding share of common stock is entitled to one vote per share.

The approval of our class of common stock is required for us to be able to effect the proposed reverse stock split. Under Delaware law and our organizational documents, we are entitled to obtain that approval by written consent. We have obtained written consents approving the proposed stock split from stockholders holding approximately 50.3% of the voting power of our common stock.

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

TABLE OF CONTENTS

VOTING SECURITIES	3
DISSENTERS’ RIGHT OF APPRAISAL	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
STOCKHOLDER AUTHORIZATION —REVERSE STOCK SPLIT	5
BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL	7
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	7
FORWARD-LOOKING STATEMENTS	7
WHERE YOU CAN FIND MORE INFORMATION	8
INCORPORATION OF FINANCIAL INFORMATION	8

VOTING SECURITIES

Pursuant to Pipex’s Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the Company’s outstanding capital stock is required to effect the action described herein. The Company’s articles of incorporation does not authorize cumulative voting. As of the record date, the Company had 50,979,171 voting shares of common stock issued and outstanding of which 25,489,585 shares are required to pass any stockholder resolutions. The consenting stockholders are the record and beneficial owners of 25,622,324 shares of the Company’s common stock as of March 6, 2007, which represents 50.3% of the issued and outstanding shares of the Company’s Common Stock. Pursuant to Section 228 of the Delaware General Corporation Laws, the consenting stockholders voted in favor of the actions described herein in a unanimous written consent, dated March 14, 2007. No consideration was paid for the consent.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed reverse stock split and is not entitled to appraisal of or payment for their shares of our stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 7, 2007 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director and executive officer, and (iii) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. The principal address of each of the stockholders listed below except as indicated is c/o Pipex Pharmaceuticals, Inc., 3985 Research Park Drive, Ann Arbor, MI 48108. We believe that all persons named in the table have sole voting and investment power with respect to shares beneficially owned by them. All share ownership figures include shares issuable upon exercise of options or warrants exercisable within 60 days of March 7, 2007, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Principal Stockholders Table

Name of Owner	Shares Owned	Percentage of Shares Outstanding
Accredited Venture Capital, LLC	23,756,955(1)	44.42%
Steve H. Kanzer	25,172,274(2)	45.84%
Ridgeback Capital Investment Ltd.	5,569,686(3)	10.54%
Firebird Capital	4,459,648(4)	8.5%
Nicholas Stergis	5,105,131(5)	9.81%
Charles Bisgaier, Ph.D.	778,091(6)	1.60%
Jeffrey J. Kraws	457,547(7)	*
A. Joseph Rudick, M.D.	569,375(8)	1.11%
Jeffrey Wolf, Esq.	75,000(9)	*
Daniel J. Dorman	2,358,574(10)	4.55%
James S. Kuo	75,000(11)	*
All officers and directors as a group (8 persons)	34,410,166	67.5%

* represents less than 1% of our common stock

(1) Consists of 21,259,138 shares of common stock and warrants to purchase 2,497,817 shares of common stock.

(2) Consists of the 21,259,138 shares of common stock and 2,497,817 warrants registered in the name of Accredited Venture Capital, LLC, and 195,238 common shares, 1,039,255 warrants to purchase common stock and 180,826 options to purchase common stock held directly by Mr. Kanzer. Pharmainvestors, LLC is the managing member of Accredited Venture Capital, LLC. Mr. Kanzer is the managing member of Pharmainvestors, LLC. As such, Mr. Kanzer may be considered to have control over the voting and disposition of the shares registered in the name of Accredited Venure Capital, LLC. Mr. Kanzer disclaims beneficial ownership of those shares, except to the extent of his pecuniary interest. Excludes 542,477 options which will vest annually over two years.

(3) Consists of 3,713,129 of shares of common stock and 1,856,564 warrants to purchase common stock issued to Ridgeback Capital Investment Ltd. Ridgeback Capital Investment Ltd.’s address is 430 Park Avenue, 12 th Floor, New York, New York 10022.

(4) Consists of 1,486,549 of shares of common stock and 743,275 warrants to purchase common stock issued to Firebird Global Master Fund, Ltd and 1,486,549 of shares of common stock and 743,275 warrants to purchase common stock issued to Firebird Global Master Fund II, Ltd. Firebird’s address is 152 West 57 th Street, 24 th Floor, New York, New York 10019.

(5) Consists of 4,065,876 shares of common stock, and a warrant to purchase 1,039,255 shares of common stock, issued to Mr. Stergis. Mr. Stergis’s business address is 801 Brickell Avenue, 9th Floor, Miami, Florida 33131.

(6) Consists of 332,126 vested options to purchase common stock, 148,655 shares of common stock and 74,327 warrants to purchase common stock issued to Bisgaier Family LLC, a company of which Dr. Bisgaier is the managing member; 148,655 shares of common stock and 74,327 warrants to purchase common stock issued to two trusts for which Dr. Bisgaier has control of. Excludes 1,660,618 unvested options to purchase common stock vesting over three years.

(7) Assumes the exercise of a vested option to purchase 343,160 shares of our common stock. This option is exercisable within 60 days of the date of this filing. Excludes an unvested option to purchase 228,773 shares of common stock which will vest annually over two years. Mr. Kraws’s business address is 800 Third Avenue, 17 th Fl., New York, NY 10022.

(8) Consists of 90,483 shares of common stock, an option to purchase 149,180 shares of common stock and a warrant to purchase 329,712 shares of common stock. Dr. Rudick’s business address is 150 Broadway, Suite 1800, New York, NY 10128.

(9) Assumes the exercise of an option to purchase 75,000 shares of our common stock. Mr. Wolf’s business address is c/o Seed-One Ventures, LLC, 1205 Lincoln Road, Suite 216, Miami Beach, Florida 33139.

(10) Consists of 37,131 shares of common stock registered in the name of red Metal Capital,LLC, of which Mr. Dorman is the Managing Member, 1,285,251 shares of common stock registered in the name of AFA Private Equity Fund I, of which Mr. Dorman is a partner, 18,566 warrants to purchase

(11) Consists of 75,000 options to purchase common stock.

STOCKHOLDER AUTHORIZATION—
REVERSE STOCK SPLIT

As of March 14, 2007, our board of directors and stockholders holding a majority of our voting power voted to authorize our board of directors, at its discretion, to effect a reverse stock split of our outstanding common stock at a ratio of one share for every three shares of common stock outstanding. Should the board of directors elect to effect it, this reverse stock split would take effect no sooner than April 18, 2007, for shareholders of record of our company as of the close of business on the date of the reverse stock split.

Purpose

During early January 2007, we applied to have our common stock listed on the American Stock Exchange (“AMEX”). Based on dialogue with the listings qualifications committee at the AMEX and after review of the initial listing requirements, we are required to have a minimum bid price for our common stock of at least $2.00 per share. We propose to effect the reverse stock split in the hope that it will have the effect of increasing our common stock per share price so as to better enable us to meet the minimum share price listing requirement of the American Stock Exchange.

Our board of directors believes that the reverse stock split is in the best interest of our company and its stockholders. We can give no assurances, however, that the reverse stock split would have the desired benefits. Our board of directors reserves the right to elect not to effect the reverse stock split.

Effect on Authorized and Outstanding Shares

Immediately following effectiveness of the reverse stock split, assuming that it is at a ratio of one share for every three shares of common stock outstanding, there would be approximately 16,993,057 shares of our common stock outstanding.

With the exception of the number of shares of common stock outstanding, the rights and preferences of shares of our common stock prior and subsequent to the reverse stock split would remain the same. We do not anticipate that our financial condition, the percentage of our stock owned by management, the number of our stockholders, or any aspect of our current business would materially change as a result of the reverse stock split.

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in our company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. See “Exchange of Certificate and Elimination of Fractional Share Interests.” The common stock issued and outstanding after the reverse stock split would remain fully paid and non-assessable.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, and as a result we are subject to periodic reporting and other requirements. The proposed reverse stock split would not affect the registration of our common stock under the Exchange Act.

Effect on Market Price

The reverse stock split may cause an increase in the market price of our common stock, but we cannot predict the actual effect of the reverse stock split on the market price. If the market price of our common stock does increase, it may not increase in proportion to the reduction in the number of shares outstanding as a result of the reverse stock split. Furthermore, the reverse stock split may not lead to a sustained increase in the market price of our common stock. The market price of our common stock may also change as a result of other unrelated factors, including our operating performance and other factors related to our business, as well as general market conditions.

Accounting Matters

The reverse stock split would not affect the par value of our common stock. As a result, on the effective date of the reverse stock split the stated par value capital on our balance sheet attributable to our common stock would be reduced and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value per share of our common stock would be increased because there would be fewer shares of our common stock outstanding.

We present earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share,” and we will comply with the requirements of SFAS No. 128 with respect to reverse stock splits. In pertinent part, SFAS No. 128 says as follows: “If the number of common shares outstanding decreases as a result of a reverse stock split, the computations of basic and diluted EPS shall be adjusted retroactively for all periods presented to reflect that change in capital structure. If changes in common stock resulting from reverse stock splits occur after the close of the period but before issuance of the financial statements, the per-share computations for those and any prior-period financial statements presented shall be based on the new number of shares. If any per-share computations reflect such changes in the number of shares, that fact shall be disclosed.”

Exchange of Certificate and Elimination of Fractional Share Interests

On the date of the reverse stock split, each lot of a given number of shares of our common stock—the number would depend on the ratio selected by our board of directors—would automatically be changed into one share of common stock. No additional action on the part of any stockholder would be required in order to effect the reverse stock split. Stockholders would not be required to exchange their certificates representing shares of common stock held prior to the reverse stock split for new certificates representing shares of common stock; please do not send us your stock certificates.

In the reverse stock split, no certificate representing any fractional share interest in our post-split shares would be issued. Instead, all fractional shares would be rounded up, so that a holder of pre-split shares would receive, in lieu of any fraction of a post-split share to which the holder would otherwise be entitled, an entire post-split share. No cash payment would be made to reduce or eliminate any fractional share interest. The result of this “rounding-up” process would increase slightly the holdings of those stockholders who currently hold a number of pre-split shares that would otherwise result in a fractional share after consummating the reverse stock split.

Federal Income Tax Consequences

The following description of federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this information statement. The discussion is for general information only and does not cover any consequences that apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge all stockholders to consult their own tax advisers to determine the particular consequences to each of them of the reverse stock split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. We believe, however, that because the reverse stock split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the reverse stock split would have the federal income tax effects described below:

The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a stockholder’s basis in the post-split shares would equal that stockholder’s basis in the pre-split shares. A stockholder’s holding period for the post-split shares would be the same as the holding period for the pre-split shares exchanged therefor. Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.

As stockholders are not receiving cash in lieu of any fractional share interest, but instead fractional shares are being rounded up to the next whole share, it is unlikely that stockholders would be treated as if our company had redeemed any fractional share interest. It is therefore unlikely that rounding up fractional shares would result in any gain or loss recognition by stockholders.

Our company should not recognize gain or loss as a result of the reverse stock split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of our company with another company), we are not proposing the reverse stock split in response to any effort of which we are aware to accumulate any of our shares or obtain control of our company. Our board of directors does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of our company.

BOARD OF DIRECTORS’ RECOMMENDATION
AND STOCKHOLDER APPROVAL

As of March 14, 2007, our board of directors and stockholders holding a majority of our voting power voted to authorize our board of directors to effect the reverse stock split. In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of common stock was required to approve the reverse stock split. Because holders of approximately 50.3% of our voting power signed a written consent in favor of the reverse stock split, we are authorized to effect the reverse stock split.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders, none of our officers, directors or any of their respective affiliates has any interest in the reverse stock split.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty inherent in developing, manufacturing and conducting preclinical and clinical trials of new pharmaceuticals, and obtaining regulatory approvals, and any other factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this proxy statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our annual report on Form 10-KSB for the fiscal year ended December 31, 2005, and our quarterly report on Form 10-Q for the quarterly period ended September 30, 2006. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Pipex Pharmaceuticals, Inc.
3985 Research Park Drive
Ann Arbor, MI 48108
Telephone (734) 332-7800
Facsimile: (734) 332-7878

As we obtained the requisite stockholder vote for the reverse stock split described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.